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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SCHOLAR ROCK HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Form, Schedule or Registration Statement No.:
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SCHOLAR ROCK HOLDING CORPORATION
620 Memorial Drive, 2nd Floor
Cambridge, MA 02139
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To be held May 29, 2020

        Notice is hereby given that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Scholar Rock Holding Corporation, will be held on May 29, 2020 at 9:00 a.m. Eastern Time. The Annual Meeting will be held entirely online this year. Due to the public health impact of the coronavirus (COVID-19) outbreak, the virtual meeting format allows us to proceed with our Annual Meeting while mitigating the potential health and safety risks to participants. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SRRK2020 and entering the 16-digit control number included on your proxy card. You will not be able to attend the Annual Meeting in person. The purpose of the Annual Meeting is the following:

  1.
  To elect three Class II directors to our Board of Directors, each to serve until the 2023 Annual Meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  3.
  To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        Only Scholar Rock Holding Corporation stockholders of record at the close of business on March 30, 2020 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. You can find more information, including information regarding the nominees for election to our Board of Directors, in the accompanying proxy statement.

        The Board of Directors recommends that you vote in favor of each of proposals one and two as outlined in the accompanying proxy statement.

        Your vote is important. Whether or not you are able to attend the meeting online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting online, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By order of the Board of Directors,

Nagesh K. Mahanthappa President and Chief Executive Officer

Cambridge, Massachusetts
April 23, 2020

Page
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS to be held May 29, 2020	1
SCHOLAR ROCK HOLDING CORPORATION	3
PROXY STATEMENT	3
PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS	7
PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SCHOLAR ROCK'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	13
CORPORATE GOVERNANCE	15
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
DELINQUENT SECTION 16(A) REPORTS	36
REPORT OF THE AUDIT COMMITTEE	37
HOUSEHOLDING	38
STOCKHOLDER PROPOSALS	38
OTHER MATTERS	38

i

SCHOLAR ROCK HOLDING CORPORATION
620 Memorial Drive, 2nd Floor
Cambridge, MA 02139

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2020

        This proxy statement contains information about the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Scholar Rock Holding Corporation, which will be held on May 29, 2020 at 9:00 a.m. Eastern Time. The Annual Meeting will be held entirely online this year. Due to the public health impact of the coronavirus (COVID-19) outbreak, the virtual meeting format allows us to proceed with our Annual Meeting while mitigating the potential health and safety risks to participants. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SRRK2020 and entering the 16-digit control number included on your proxy card. The Board of Directors of Scholar Rock Holding Corporation (the "Board of Directors") is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms "Scholar Rock," "we," "us," and "our" refer to Scholar Rock Holding Corporation. The mailing address of our principal executive offices is Scholar Rock Holding Corporation, 620 Memorial Drive, 2nd Floor, Cambridge, Massachusetts 02139.

        All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting (the "Notice"). You may revoke your proxy at any time before it is exercised at the virtual meeting by giving our Corporate Secretary written notice to that effect and as otherwise described in this proxy statement.

        We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2019 first available to stockholders on or around April 23, 2020.

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earlier to occur of (1) the last day of 2023, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a "large accelerated filer," under the rules of the U.S. Securities and Exchange Commission (the "SEC") which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of June 30th of that fiscal year, and

(4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 29, 2020:

This proxy statement and our 2019 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Scholar Rock Holding Corporation, 620 Memorial Drive, 2nd Floor, Cambridge, Massachusetts 02139, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are also available on the SEC's website at www.sec.gov.

SCHOLAR ROCK HOLDING CORPORATION
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Who is soliciting my vote?

        Scholar Rock's Board of Directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

        The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 30, 2020.

How many votes can be cast by all stockholders?

        There were 29,808,174 shares of our common stock, par value $0.001 per share, outstanding on March 30, 2020, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of our undesignated preferred stock were outstanding as of March 30, 2020.

How do I vote?

        If you are a stockholder of record, there are several ways for you to vote your shares.

  •
  By Telephone.  You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2020.

  •
  By Internet (before the Annual Meeting).  You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 28, 2020.

  •
  By Mail.  You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Proxy cards submitted by mail must be received no later than by May 28, 2020 to be voted at the Annual Meeting.

  •
  During the Annual Meeting.  You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/SRRK2020. You will need the 16-digit control number included on your proxy card. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote virtually at the Annual Meeting.

        Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Time on May 28, 2020, and mailed proxy cards must be received by May 28, 2020 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

        The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in "street name" will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If you hold your shares of Scholar Rock common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

Why is the Annual Meeting a virtual, online meeting?

        As a part of our precautions regarding the coronavirus (COVID-19) outbreak, we have decided to hold our Annual Meeting solely online. We believe that hosting a virtual meeting under the current environment will facilitate shareholder attendance and participation by enabling shareholders to participate from any location around the world and improves our ability to communicate more effectively with our shareholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting.

How do I participate in the Virtual Annual Meeting?

        This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location.

        To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/SRRK2020 and enter the 16-digit control number included on your proxy card. You may begin to log into the meeting platform beginning at 8:45 a.m. Eastern Time on May 29, 2020. The meeting will begin promptly at 9:00 a.m. Eastern Time on May 29, 2020. We encourage you to access the Annual Meeting before it begins.

        Stockholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/SRRK2020. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/SRRK2020 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

How do I revoke my proxy?

        You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on May 28, 2020, (2) attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Scholar Rock Holding Corporation, 620 Memorial Drive, 2nd Floor, Cambridge, Massachusetts 02139, Attention: Corporate Secretary.

        If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

        Our Amended and Restated Bylaws ("bylaws") provide that a majority of the shares entitled to vote, represented at the virtual Annual Meeting or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

        Under the General Corporation Law of the State of Delaware, shares that are voted "abstain" or "withheld" and broker "non-votes" are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

        Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker "non-votes" are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

        If your shares are held in "street name" by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to "non-discretionary" items. Proposal No. 1 is a "non-discretionary" item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker "non-votes." Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

        To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting "withheld" and broker "non-votes" have no effect on the election of directors.

Who pays the cost for soliciting proxies?

        We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

        The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, or if no annual meeting were held in the preceding year, a stockholder's notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting was first made.

        In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2021 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 24, 2020. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the Securities Exchange Commission, or SEC.

How can I know the voting results?

        We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS

        Our Board of Directors currently consists of eight members. In accordance with the terms of our certificate of incorporation and bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

  •
  the Class I directors are Nagesh K. Mahanthappa, Ph.D. and Edward H. Myles, and their terms will expire at the Annual Meeting of stockholders to be held in 2022;

  •
  the Class II directors are Kristina Burow, David Hallal and Michael Gilman, Ph.D., and their terms will expire at the Annual Meeting; and

  •
  the Class III directors are Jeffrey S. Flier, M.D., Amir Nashat, Sc.D., and Akshay Vaishnaw, M.D., Ph.D., and their terms will expire at the Annual Meeting of stockholders to be held in 2021.

        Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the Annual Meeting of stockholders in the year in which their term expires.

        Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

        Our Board of Directors has nominated Kristina Burow, David Hallal and Michael Gilman, Ph.D. for election as the Class II directors at the Annual Meeting. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.

Nominees for Election as Class II Directors

        The following table identifies our nominees for Class II directors, and sets forth their principal occupation and business experience during the last five years and their ages as of March 30, 2020.

Name	Positions and Offices Held with Scholar Rock	Director Since	Age
David Hallal	Chairman of the Board of Directors	2017	53
Kristina Burow	Director	2014	46
Michael Gilman, Ph.D.	Director	2013	65

        David Hallal has served as the Chairman of our Board of Directors since July 2017. He also serves as the Chairman of the Board of Directors of iTeos Therapeutics SA and as a member of the Board of Directors of Seer Biosciences, Inc. Since December 2017, Mr. Hallal has served as Chairman and Chief Executive Officer of ElevateBio, LLC, and since September 2018, he has also served as Chairman and Chief Executive Officer of AlloVir, Inc. Prior to that, from June 2006 to December 2016, Mr. Hallal served in executive roles of increasing responsibility at Alexion Pharmaceuticals, Inc., most recently serving as Chief Executive Officer and a board member. Prior to his role as CEO, Mr. Hallal served Alexion as COO and a board member as well as Chief Commercial Officer and Head of Commercial Operations. Prior to Alexion from 2004 to 2006, Mr. Hallal served as Vice President of Sales for OSI Eyetech, Inc. From 2002 to 2004, Mr. Hallal served as Head of Sales at Biogen Inc. From 1992 to 2002, Mr. Hallal held various leadership roles at Amgen Inc. From 1988 to 1992, Mr. Hallal began his pharmaceutical career at The Upjohn Company as a sales representative. Mr. Hallal holds a B.A. in psychology from the University of New Hampshire. Our Board of Directors believes that Mr. Hallal's experience as an executive at numerous pharmaceutical companies qualifies him to serve as our Chairman of the Board of Directors.

        Kristina Burow has served as a director since August 2014. Ms. Burow is a Managing Director with ARCH Venture Partners and is focused on the creation and development of biotechnology, pharmaceutical and agriculture biotechnology companies. Since joining ARCH in 2002, Ms. Burow has played a significant role in the creation and development of many companies. Ms. Burow is a board member of Vividion Therapeutics, Inc., Lycera Corp, BlackThorn Therapeutics, Inc., Sienna Biopharmaceuticals, Inc., Metacrine, Inc., UNITY Biotechnology, Inc., BEAM Therapeutics Inc., AgBiome LLC, AgTech Accelerator Corporation and Vir Biotechnology, Inc. She previously was a co-founder and board member of Receptos (acquired by Celgene). Ms. Burow has participated in a number of other ARCH portfolio companies including Siluria Technologies, Inc., KYTHERA Biopharmaceuticals Inc. (acquired by Allergan), Ikaria (acquired by Mallinckrodt) and was a co-founder and board member of Sapphire Energy. Prior to joining ARCH, Ms. Burow was an Associate with the Novartis BioVenture Fund in San Diego. As an early employee at the Genomics Institute of the Novartis Research Foundation (GNF), she directed Chemistry Operations and was active in Business Development where she helped create numerous companies as spin-outs from GNF. Ms. Burow holds a M.B.A. from the University of Chicago, a M.A. in Chemistry from Columbia University and a B.S. in Chemistry from the University of California, Berkeley. We believe that Ms. Burow is qualified to serve on our Board of Directors due to her extensive experience investing in biopharmaceutical and biotechnology companies and her experience on Boards of Directors in the medical industry.

        Michael Gilman, Ph.D. has served as a director since November 2013. Dr. Gilman is currently Chief Executive Officer for Arrakis Therapeutics, Inc., a role he has served in since 2016. From October 2016 to April 2019, Dr. Gilman was Chief Executive Officer for Obsidian Therapeutics, Inc. Previously, from 2014 to 2016, Dr. Gilman was Founder and Chief Executive Officer of Padlock Therapeutics, Inc. Prior to Padlock, Dr. Gilman served as Senior Vice President, Early-Stage Pipeline, at Biogen Idec Inc. from 2012 to 2013. He joined Biogen Idec Inc. in 2012 following its acquisition of Stromedix, Inc., where he was Founder and Chief Executive Officer. Prior to founding Stromedix in 2006, from 1999 to 2005, Dr. Gilman served in a variety of capacities, most recently as Executive Vice President, Research at Biogen Idec. From 1994 to 1999, Dr. Gilman was at ARIAD Pharmaceuticals, Inc., where he was Executive Vice President and Chief Scientific Officer. From 1986 to 1994, Dr. Gilman was on the scientific staff of Cold Spring Harbor Laboratory in New York. He also serves on the Board of Directors of Obsidian Therapeutics, Inc. and Novartis Venture Fund, and on the Scientific Advisory Board of FutuRx, an Israeli biotech accelerator. He previously served on the Board of Directors of X4 Pharmaceuticals, Inc. from September 2014 to March 2019. Dr. Gilman was a postdoctoral fellow with Dr. Robert Weinberg at the Whitehead Institute. He holds a Ph.D. in Biochemistry from University of California, Berkeley, and a S.B. in Life Sciences from Massachusetts Institute of Technology. Our Board of Directors believes that Dr. Gilman's extensive experience in the pharmaceuticals industry qualifies him to serve on our Board of Directors.

        The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.

        The Board of Directors unanimously recommends voting "FOR" the election of David Hallal, Kristina Burow and Michael Gilman, Ph.D. as the Class II directors, each to serve for a three-year term ending at the Annual Meeting of stockholders to be held in 2023.

Directors Not Standing for Election or Re-Election

        The following table identifies our directors who are not standing for election or re-election at this year's Annual Meeting, and sets forth their principal occupation and business experience during the last five years and their ages as of March 30, 2020.

Name	Positions and Offices Held with Scholar Rock	Director Since	Class and Year in Which Term Will Expire	Age
Nagesh K. Mahanthappa, Ph.D.	President, Chief Executive Officer and Director	2012	Class I—2022	55
Edward H. Myles	Director	2018	Class I—2022	48
Jeffrey S. Flier, M.D.	Director	2016	Class III—2021	72
Amir Nashat, Sc.D.	Director	2012	Class III—2021	47
Akshay Vaishnaw, M.D., Ph.D.	Director	2019	Class III—2021	57

        Nagesh K. Mahanthappa, Ph.D. is the founding employee of Scholar Rock and has served as a director and our President and Chief Executive Officer since October 2012. Prior to joining us, from February 2007 to May 2012, Dr. Mahanthappa was a founding employee and Vice President, Corporate Development & Operations at Avila Therapeutics, Inc. (acquired by Celgene Corporation in March 2012). Previously, from August 2002 to February 2007, he served in roles of increasing responsibility at Alnylam Pharmaceuticals, Inc., most recently as Vice President, Scientific & Strategic Development. He was also a founder of TwistDx, Inc. a DNA diagnostics company acquired by Inverness Medical Innovations, Inc. (now Alere, Inc.) in 2010. Since November 2016, he has also served as Non-Executive Director for Camena Bioscience. Dr. Mahanthappa received his Ph.D. in Neurobiology from the California Institute of Technology, and completed his post-doctoral training at the E.K. Shriver Center for Mental Retardation (then affiliated with Massachusetts General Hospital) and Harvard Medical School. He received his M.B.A. from the F.W. Olin Graduate School of Management at Babson College and his B.A. in Biology and Chemistry from the University of Colorado, Boulder. Our Board of Directors believes that Dr. Mahanthappa's extensive experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.

        Edward H. Myles has served as a director since November 2018. Mr. Myles is currently Chief Operating Officer and Chief Financial Officer of AMAG Pharmaceuticals, Inc. ("AMAG"). He served as Executive Vice President and Chief Financial Officer of AMAG from April 2016 to January 2020. Prior to joining AMAG, from June 2013 to April 2016, he served as Chief Financial Officer at Ocata Therapeutics, Inc. ("Ocata") before it was acquired by Astellas Pharma, Inc. While at Ocata, Mr. Myles also served as Executive Vice President of Corporate Development from June 2013 to July 2014, interim President from January 2014 to July 2014, and Chief Operating Officer from July 2014 to April 2016. His prior leadership positions include Chief Financial Officer and Vice President of Operations at PrimeraDx, Inc. from November 2008 to June 2013, Senior Vice President and Chief Financial Officer of Pressure BioSciences, Inc. from April 2006 to November 2008 and Controller of EMD Pharmaceuticals (now EMD Serono, a part of Merck KGaA) from 2003 to 2006. Earlier in his career, Mr. Myles was an associate in the healthcare investment banking group at SG Cowen Securities Corporation, and was a senior associate in the audit practice of Coopers & Lybrand LLP from 1993 to 1997. Mr. Myles holds a Master of Business Administration from John M. Olin School of Business at Washington University and Bachelor of Science in Business Administration from the University of Hartford. Our Board of Directors believes that Mr. Myles' extensive experience in the biotech and pharmaceutical industry in various corporate finance roles qualifies him to serve on our Board of Directors.

        Jeffrey S. Flier, M.D. has served as a director since October 2016. Since August 2016, Dr. Flier has served as the Higginson Professor of Physiology and Medicine and Harvard University Distinguished Service Professor, and from 2007 to August 2016 served as the twenty-first Dean of the Faculty of Medicine at Harvard University. Previously, from 2002 to 2007, Dr. Flier served as Chief Academic Officer of Beth Israel Deaconess Medical Center and served as Harvard Medical School Faculty Dean for Academic Programs. An elected member of the National Academy of Medicine and a fellow of the American Academy of Arts and Sciences, his many honors include the Eli Lilly Award of the American Diabetes Association, and the Berson Lecture of the American Physiological Society. He was the recipient of the 2005 Banting Medal from the American Diabetes Association, its highest scientific honor. Dr. Flier received his B.S. from City College of New York and his M.D. from Mount Sinai School of Medicine with highest academic honors, and he completed his residency training at Mount Sinai School of Medicine. Our Board of Directors believes that Dr. Flier's extensive medical and scientific experience and his leadership skills qualify him to serve on our Board of Directors.

        Amir Nashat, Sc.D. has served as a director since October 2012. Dr. Nashat is a managing partner at Polaris Partners, a venture capital firm, where he has worked since 2002. Dr. Nashat currently represents Polaris as a director of Agbiome, Inc., aTyr Pharmaceuticals, Inc., CAMP4 Therapeutics, Inc., Dewpoint Therapeutics, Inc., Fate Therapeutics, Inc., Metacrine, Inc., Olivo Laboratories, LLC, Morphic Holding, Inc., Selecta Biosciences, Inc., Syros Pharmaceuticals, Inc., and Taris Holdings, LLC. Additionally, Dr. Nashat has served as director of 1366 Technologies, Inc., Adnexus Therapeutics, Inc. (Bristol Myers Squibb), Athenix Corporation, Inc. (Bayer), Avila Therapeutics, Inc. (Celgene), BIND Therapeutics, Inc., Jnana Therapeutics, Inc., Living Proof (Unilever), Pax Healthcare, Pervasis Therapeutics, Inc. (Shire Pharmaceuticals), Promedior Pharmaceuticals, Receptos (Celgene), Sofregen and Sun Catalytix (Lockheed Martin). At Dewpoint, Living Proof, Sun Catalytix, Olivo Labs and Jnana, Dr. Nashat served as the company's initial Chief Executive Officer. Outside of Polaris, he serves on the BIO Emerging Companies Section Governing Board, the nonprofit Institute for Protein Innovation Board, the Living Proof Advisory Board, the Partners Healthcare Innovation Fund Board, the ALIOTHtalent Board, the Investment Advisory Committee for The Engine at MIT, and helped launch the MIT Sandbox Innovation Fund as its active president. Dr. Nashat received a M.S. and B.S. in materials science and mechanical engineering from the University of California, Berkeley and a Sc.D. as a Hertz Fellow in Chemical Engineering at the Massachusetts Institute of Technology with a minor in Biology under Dr. Robert Langer. Our Board of

Directors believes that Dr. Nashat's biotechnology investment experience qualifies him to serve on our Board of Directors.

        Akshay Vaishnaw, M.D., Ph.D. has served as a director since May 2019. He is currently the President of Research & Development at Alnylam Pharmaceuticals Inc., where he has worked since 2006 in various research and development roles of increasing responsibility. Prior to 2006, Dr. Vaishnaw was Senior Director, Translational Medicine at Biogen. He received his M.D. from the University of Wales College of Medicine, U.K., and his Ph.D. from the University of London, U.K., in molecular immunology. He is a Fellow of the Royal College of Physicians, U.K. Dr. Vaishnaw is a member of the Board of Directors for Editas Medicine Inc. and he served as a Board member of Visterra Inc from 2014 to 2018, before its sale to Otsuka Pharmaceuticals. Our Board of Directors believes that Dr. Vaishnaw's extensive medical, drug development and business experience, combined with his leadership skills, qualify him to serve on our Board of Directors.

        There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

        There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

Executive Officers Who Are Not Directors

        The following table identifies our executive officers who are not directors, and sets forth their current positions at Scholar Rock and their ages as of March 30, 2020.

Name	Position Held with Scholar Rock	Officer Since	Age
Alan J. Buckler, Ph.D.	Chief Scientific Officer	2016	60
Yung H. Chyung, M.D.	Chief Medical Officer	2016	44
Erin Moore	SVP, Finance	2019	45

        Alan J. Buckler, Ph.D. has served as our Chief Scientific Officer since November 2016. Prior to joining us, Dr. Buckler served as Vice President, Cell and Protein Sciences, at Biogen Inc. from 2014 to 2016. From 2005 to 2014, Dr. Buckler served as Director, Developmental and Molecular Pathways in the Novartis Institutes for Biomedical Research. Prior to Novartis, Dr. Buckler served as the Chief Scientific Officer of Ardais Corporation from 1999 to 2004 and as Vice President of Molecular Genetics at Sequana Therapeutics/Axys Pharmaceuticals from 1996 to 1999. Prior to joining the private sector, Dr. Buckler served on the Neurology faculty of Massachusetts General Hospital and Harvard Medical School from 1991 to 1996. Dr. Buckler received his Ph.D. in Microbiology from the Boston University School of Medicine, and completed his post-doctoral training at the Center for Cancer Research, Massachusetts Institute of Technology. He also holds an A.B. in Biology from the University of Chicago.

        Yung H. Chyung, M.D. has served as our Chief Medical Officer since February 2016. Prior to joining us, Dr. Chyung served in roles of increasing responsibility at Dyax Corp. (acquired by Shire Plc in January 2016) from 2011 to February 2016, most recently as Vice President of Medical Research, where he was responsible for clinical research and medical affairs. From 2010 to 2011, Dr. Chyung worked at Genzyme Corporation where he was responsible for medical affairs efforts globally for multiple rare disease programs. Dr. Chyung earned his M.D. from Harvard Medical School and completed his internal medicine residency and allergy and immunology fellowship at Massachusetts General Hospital. Dr. Chyung also holds an A.B. in Biochemical Sciences from Harvard College.

        Erin Moore has served as our Senior Vice President, Finance since October 2019 and previously as our Vice President, Finance & Controller beginning in October 2018. Prior to joining us, Ms. Moore served as Controller, Senior Director of Accounting at Synlogic, Inc. from September 2016 to October 2018 where she built the accounting department and established processes and procedures to support accounting operations for a rapidly growing company and its public offerings. Prior to Synlogic, Inc., from March 2015 to September 2016, Ms. Moore served as Director of Accounting at Abiomed, Inc. From December 2012 to March 2015, Ms. Moore served as Director of Accounting at GI Dynamics, Inc. From August 2006 to December 2012, Ms. Moore held various roles of increasing responsibility in accounting at Ironwood Pharmaceuticals. Ms. Moore is a Certified Public Accountant and holds a M.S. in Accounting from Bentley College, a M.S. in Environmental Management and Economics from Johns Hopkins University and a B.A. from Clark University.

        The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she is to be selected as an executive officer.

        There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

 PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS SCHOLAR ROCK'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2020

        Scholar Rock's stockholders are being asked to ratify the appointment by the audit committee of the Board of Directors of Ernst & Young LLP as Scholar Rock's independent registered public accounting firm for the fiscal year ending December 31, 2020. Ernst & Young LLP has audited our financial statements as Scholar Rock's independent registered public accounting firm for the fiscal years ended December 31, 2017, 2018 and 2019.

        Stockholder approval is not required to appoint Ernst & Young LLP as Scholar Rock's independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the audit committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Scholar Rock and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

        Scholar Rock incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2019 and 2018 (in thousands).

	2019	2018
Audit fees(1)	$621	$1,318
Audit-related fees(2)	—	—
Tax fees(3)	25	—
All other fees(4)	2	2

Total fees	$648	$1,320

(1)
Audit fees in 2019 consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company's follow-on public offering, including registration statements, comfort letters and consents. Audit fees in 2018 consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company's initial public offering, including registration statements, responding to SEC comment letters, comfort letters and consents. Included in 2018 Audit Fees is an aggregate of $0.9 million of fees billed in connection with our initial public offering, which closed in 2018.

(2)
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2019 or 2018.

(3)
Tax fees consist of fees for tax compliance, advice and tax services. There were no such fees incurred in 2018.

(4)
All other fees represent payment for access to the Ernst & Young LLP online accounting research database.

Audit Committee Pre-approval Policy and Procedures

        Our audit committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm, which policy became effective as of May 23, 2018. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below. From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Prior to the adoption of this policy, our Board of Directors pre-approved all audit and non-audit services to be performed by our independent registered public accounting firm.

        During our 2019, 2018 and 2017 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the policies and procedures described above.

        The Board of Directors unanimously recommends voting "FOR" Proposal No. 2 to ratify the appointment of Ernst & Young LLP as Scholar Rock's independent registered public accounting firm for the fiscal year ending December 31, 2020.

CORPORATE GOVERNANCE

Director Nomination Process

        Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors.

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, members of the committee and our Board of Directors. The minimum qualifications, qualities and skills that a committee-recommended nominee must satisfy for a position on our Board of Directors are set forth in our corporate governance guidelines, including experience at a strategic or policymaking level, accomplishments in his or her field, being well regarded in the community, having integrity, having sufficient time and availability to devote to the affairs of Scholar Rock, and to the extent such nominee serves or has previously served on other boards, contributions to such boards.

        While we have no formal policy regarding board diversity, our nominating and corporate governance committee considers various forms of diversity when evaluating potential candidates, including diversity of backgrounds and personal and professional experiences. Our priority in selection of board members is identification of members with an established record of professional accomplishment, knowledge of our business and understanding of the competitive landscape, and their skills and independence as board members.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year's annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Scholar Rock Holding Corporation, 620 Memorial Drive, 2nd Floor, Cambridge, Massachusetts 02139, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See "Stockholder Proposals" for a discussion of submitting stockholder proposals.

Director Independence

        Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company's Board of Directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of the listed company's Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company's compensation committee, Rule 10C-1 under the Exchange Act requires that a company's Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

        Our Board of Directors has determined that all members of the Board of Directors, except Dr. Mahanthappa, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Mahanthappa is not an independent director under these rules because he is our president and chief executive officer.

Board Committees

        Our Board of Directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science, innovation and technology committee. Each of these committees operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter annually. A current copy of the charter for each of the audit committee, compensation committee, nominating and corporate governance committee, and science, innovation and technology committee is posted on the corporate governance section of our website, http://investors.scholarrock.com/corporate-governance/governance-documents.

Audit Committee

        Edward H. Myles, Michael Gilman and Amir Nashat serve on the audit committee, which is chaired by Mr. Myles. Our Board of Directors has determined that each member of our current audit committee is "independent" for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Mr. Myles as an "audit committee financial expert," as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2019, the audit committee met four times. The report of the audit committee is included in this proxy statement under "Report of the Audit Committee." The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

  •
  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  recommending based upon the audit committee's review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

  •
  reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

  •
  reviewing quarterly earnings releases.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

        Kristina Burow, David Hallal and Edward H. Myles serve on the compensation committee, which is chaired by Ms. Burow. Our Board of Directors has determined that each member of the compensation committee is "independent" as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2019, the compensation committee met seven times. The compensation committee's responsibilities include:

  •
  annually reviewing and recommending to the Board of Directors corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending to the Board of Directors the compensation of our chief executive officer;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing and establishing our overall management compensation, philosophy, and policy;

  •
  overseeing and administering our compensation and similar plans;

  •
  evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

  •
  retaining and approving the compensation of any compensation advisors;

  •
  reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters;

  •
  reviewing and making recommendations to our Board of Directors about our policies and procedures for the grant of equity-based awards;

  •
  evaluating and making recommendations to the Board of Directors about director compensation;

  •
  preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

  •
  reviewing and discussing with the Board of Directors corporate succession plans for our chief executive officer and our other key officers.

Nominating and Corporate Governance Committee

        Jeffrey Flier, David Hallal and Akshay Vaishnaw serve on the nominating and corporate governance committee, which is chaired by Mr. Hallal. Our Board of Directors has determined that each member of the nominating and corporate governance committee is "independent" as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2019, the nominating and corporate governance committee met three times. The nominating and corporate governance committee's responsibilities include:

  •
  developing and recommending to the Board of Directors criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

  •
  reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

  •
  identifying individuals qualified to become members of the Board of Directors;

  •
  recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and

  •
  overseeing the evaluation of our Board of Directors and management.

        The nominating and corporate governance committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading "Stockholder Proposals." The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading "Stockholder Proposals."

        Identifying and Evaluating Director Nominees.    Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

        Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Directors' approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Science, Innovation and Technology Committee

        Jeffrey Flier, Michael Gilman and Akshay Vaishnaw serve on the science, innovation and technology committee, which is chaired by Dr. Flier. During the fiscal year ended December 31, 2019, the science, innovation and technology committee met four times. The science, innovation and technology committee's responsibilities include:

  •
  providing a general oversight function regarding our research and development activities;

  •
  providing recommendations to our Board of Directors and us regarding our long-term strategic goals and objectives related to our research and development programs;

  •
  providing recommendations regarding intellectual property strategies;

  •
  providing recommendations regarding key discovery and development strategies to align with our business needs; and

  •
  providing feedback to the Board of Directors and to our research and development functions.

Board and Committee Meetings Attendance

        The full Board of Directors met eleven times during 2019. During 2019, each member of the Board of Directors attended in person or participated by teleconference in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

        Our directors are expected to participate in the virtual Annual Meeting unless they have a conflict that cannot be resolved. Present at the Annual Meeting of Stockholders in 2019 were David Hallal (Chairman), Michael Gilman, Nagesh K. Mahanthappa, and Edward H. Myles.

Policy on Trading, Pledging and Hedging of Company Stock

        Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales, derivative transactions, or any hedging transactions with respect to our stock by our executive officers, directors, employees and certain designated consultants and contractors, whether made directly or indirectly. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at http://investors.scholarrock.com/corporate-governance/governance-documents. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board's Role in Risk Oversight

        Currently, the role of chairman of the board is separated from the role of chief executive officer. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight, of management. Our Board of Directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Scholar Rock

        Any interested party with concerns about our company may report such concerns to the Board of Directors or any member of the Board of Directors, by submitting a written communication to the attention of such director at the following address:

c/o Scholar Rock Holding Corporation
620 Memorial Drive, 2nd Floor
Cambridge, MA 02139

        You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

        A copy of any such written communication may also be forwarded to Scholar Rock's legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Scholar Rock's legal counsel, with independent advisors, with non-management directors, or with Scholar Rock's management, or may take other action or no action as the director determines in good faith is necessary, using reasonable judgment, and applying his or her own discretion.

        Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

        The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Scholar Rock regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Scholar Rock has also established a toll-free telephone number for the reporting of such activity, which is 1-866-352-1896.

DIRECTOR COMPENSATION

        The table below shows all compensation paid to our non-employee directors during 2019.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(5)		Option Awards ($)(5)		All Other Compensation ($)
David Hallal	163,000				140,026	(7)	—
Kristina Burow	45,000				140,026	(8)	—
Jeffrey S. Flier, M.D.	51,270				140,026	(9)	—
Michael Gilman, Ph.D.	48,635				140,026	(10)	—
Edward H. Myles	55,000				70,013	(11)	—
Amir Nashat, Sc.D.	42,500	(2)			140,026	(8)	—
Akshay Vaishnaw, M.D., Ph.D.	28,360	(3)	$15,648	(6)	301,168	(6)	12,500	(13)
Timothy A. Springer, Ph.D.	16,769	(4)			—		32,204	(14)

(1)
Amounts reported represent payments made pursuant to our Non-Employee Director Compensation Policy during the period from January 1, 2019 through December 31, 2019.

(2)
Dr. Nashat earned cash compensation under our Non-Employee Director Compensation Policy which was paid directly to Dr. Nashat's employer.

(3)
Dr. Vaishnaw was appointed a Director on May 21, 2019. This amount reflects compensation from May 21, 2019 through December 31, 2019.

(4)
Dr. Springer served as a Director from January 1, 2019 through May 21, 2019. This amount reflects compensation during that period.

(5)
Amounts reported reflect the aggregate grant date fair value of option awards granted during 2019 calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 10 to our financial statements for the year ended December 31, 2019. These amounts do not correspond to the actual value that may be recognized by the named director upon vesting or exercise of such awards.

(6)
On May 21, 2019, immediately prior to joining our Board of Directors, Dr. Vaishnaw had an option award to purchase 1,313 shares of the Company's common stock, of which 903 shares were subject to vesting restrictions and were accelerated and became fully vested and 9,455 shares of common stock, of which 643 shares were subject to vesting restrictions and were accelerated and became fully vested. The acceleration of the vesting of the option award and the common stock had a fair value of $15,974 and $15,648 respectively. This option award remained outstanding at December 31, 2019.

(7)
As of December 31, 2019, Mr. Hallal had options to purchase 141,398 shares of the Company's common stock and 109,725 shares of unvested restricted stock.

(8)
As of December 31, 2019, Ms. Burow and Dr. Nashat each had options to purchase 30,474 shares of the Company's common stock.

(9)
As of December 31, 2019, Dr. Flier had options to purchase 35,289 shares of the Company's common stock and 8,586 shares of unvested restricted stock.

(10)
As of December 31, 2019, Dr. Gilman had options to purchase 35,289 shares of the Company's common stock and 1,579 shares of unvested restricted stock.

(11)
As of December 31, 2019, Mr. Myles had options to purchase 25,395 shares of the Company's common stock.

(12)
As of December 31, 2019, Dr. Vaishnaw had options to purchase 21,629 shares of the Company's common stock.

(13)
In connection with consulting services provided to us, Dr. Vaishnaw received cash compensation of $12,500 during the period from January 1, 2019 through May 21, 2019.

(14)
Dr. Springer received cash compensation in connection with consulting services he provided to us in 2019.

        Effective as of May 23, 2018, under our Non-Employee Director Compensation Policy, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member. The chairman of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors or a particular committee. The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

Annual Retainer
Board of Directors:
Nonemployee member	$35,000
Additional fee for Non-Executive Chairman of the Board	$115,000
Audit Committee:
Member	$7,500
Additional fee for Chairman	$7,500
Compensation Committee:
Member	$5,000
Additional fee for Chairman	$5,000
Nominating and Corporate Governance Committee:
Member	$4,000
Additional fee for Chairman	$4,000
Science, Innovation and Technology Committee:
Member	$7,500
Additional fee for Chairman	$7,500

        The fees associated with membership on the Science, Innovation and Technology Committee were modified on May 21, 2019 and are reflected in the table above. Prior to such modification, such fees were $4,000 for members and an additional fee of $4,000 for chairman.

        In addition, each non-employee director elected or appointed to our Board of Directors following the completion of our initial public offering is granted a one-time option grant of 20,316 shares on the date of such director's election or appointment to the Board of Directors, which vest monthly over three years, subject to continued service through such vesting dates. In addition, on the date of each annual meeting of stockholders of our company, each non-employee director (other than a director receiving an appointment equity award within three months prior to such annual meeting) is granted an annual option grant to purchase the following number of shares:

  •
  for a director who has served as a member of the Board of Directors for at least nine months, 10,158 shares, and

  •
  for a director who has served as a member of the Board of Directors for at least three months but less than nine months, a prorated amount based on the number of full months served by such director as of the annual meeting, in each case, which vests in full on the earlier to occur of the first anniversary of the date of grant or the next scheduled annual meeting, subject to continued service as a director through such vesting date.

        We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Director and committee meetings.

        This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors' interests with those of our stockholders.

EXECUTIVE COMPENSATION

        Our named executive officers for the year ended December 31, 2019 are the following individuals:

  •
  Nagesh K. Mahanthappa, Ph.D., our president and chief executive officer;

  •
  Yung H. Chyung, M.D., our chief medical officer;

  •
  Alan J. Buckler, our chief scientific officer; and

  •
  Rhonda M. Chicko, C.P.A, our former chief financial officer, who departed the Company on September 30, 2019.

Summary Compensation Table for Fiscal 2019

        The following table presents the compensation awarded to, earned by or paid to (i) each individual who served as our principal executive officer during the fiscal year ended December 31, 2019, (ii) the two most highly-compensated executive officers (other than the principal executive officer) who were serving as executive officers on December 31, 2019 and (iii) an individual who would have been included under (ii) but for the fact that such individual was not serving as an executive officer on December 31, 2019. The following table also presents information regarding the compensation awarded to, earned by, and paid to each such individual during the fiscal year ended December 31, 2018, to the extent he or she was a named executive officer for such year.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Award ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(8)		Total ($)
Nagesh K. Mahanthappa Ph.D.,	2019	500,000		—		—	1,405,443		250,000	3,207		2,158,650
President and Chief Executive	2018	456,769		—		—	2,310,011		273,125	2,322		3,042,227
Officer
Yung H. Chyung, M.D.,	2019	416,800		—		—	605,422		145,880	1,425		1,169,527
Chief Medical Officer
Alan J. Buckler,	2019	400,128		—		—	551,366		140,045	2,433		1,093,972
Chief Scientific Officer
Rhonda M. Chicko, C.P.A,	2019	280,771	(3)	—		—	745,970	(4)	—	446,537	(5)	1,473,278
Former Chief Financial	2018	267,765	(6)	50,000	(7)	—	1,176,596		146,108	1,359		1,641,828
Officer

(1)
Except as set forth below, the amounts reported reflect the aggregate grant date fair value of stock or option awards granted during the year calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For information regarding assumptions underlying the valuation of this stock award, see Note 10 to our financial statements for the year ended December 31, 2019.

(2)
Amounts reflect the actual cash incentive bonuses received by our named executive officers for performance of services in 2019 and 2018, as indicated, and were paid in the subsequent year. Bonuses were based upon achievement of corporate performance goals as determined by the Board of Directors. Ms. Chicko was not awarded bonus compensation in 2019 since she departed the Company in September 2019.

(3)
Ms. Chicko departed Scholar Rock in September 2019. Her annual base salary in 2019 was $374,361. The amount in the table above reflects the amount of annual base salary paid to her during 2019 until her termination date.

(4)
The amount reported includes $140,548, representing the incremental fair value resulting from the modification to Ms. Chicko's stock options upon her departure from the Company on September 30, 2019. The modification was to allow an exercise period of 180 days.

(5)
Amounts reflect taxable fringe benefits of $1,271 provided by the Company, as well as $13,679 for earned, unused vacation amounts at the time of Ms. Chicko's departure, accrued cost for continuation of insurance of $136 and salary continuation and bonus payments of $431,451 that were paid pursuant to the separation agreement and release between Ms. Chicko and the Company disclosed below under the section entitled "Employment arrangements with our named executive officers."

(6)
Ms. Chicko commenced employment with Scholar Rock in April 2018. Her annual base salary in 2018 was $350,000 as of her start date through May 28, 2018 and was increased to $363,000 from May 29, 2018 through December 31, 2018. The amount in the table above reflects the amount of annual base salary paid to her during 2018 from her start date through December 31, 2018.

(7)
The amount reported for Ms. Chicko represents a signing bonus received in connection with the commencement of her employment in April 2018.

(8)
Amounts consist of taxable fringe benefits, such as life insurance, provided by the Company.

Narrative Disclosure to 2019 Summary Compensation Table

        Our executive compensation program consists of a combination of base salary, non-equity incentive compensation and long-term equity incentives. We have designed our compensation program to reflect competitive levels of compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance, and the achievement of our corporate objectives.

        Our Compensation Committee is primarily responsible for determining the compensation for all of our executive officers. Our Compensation Committee reviews compensation, including base salary, non-equity incentive compensation, equity incentives, severance benefits and other forms of executive compensation, for all executives. The Compensation Committee generally sets the compensation for each executive officer other than the chief executive officer and recommends the compensation for the chief executive officer to our Board of Directors for approval.

        In 2019, the Compensation Committee engaged PayGovernance and Radford, an Aon Hewitt company, as compensation consultants to assist the Compensation Committee in designing our executive compensation program and in making compensation decisions for our executive officers for the year ended December 31, 2019. PayGovernance and Radford reported directly to our compensation committee. Our compensation committee has assessed the independence of PayGovernance and Radford consistent with Nasdaq listing standards and has concluded that their engagement does not raise any conflict of interest.

Base Salary

        Each named executive officer's base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established or recommended by our Compensation Committee taking into account each individual's role, responsibilities, skills, and experience. Executive base salaries are reviewed annually and any adjustments are made based on the achievement of corporate objectives, the individual's contributions to the Company during the previous year, and an analysis of compensation paid to individuals in similar positions at other companies.

Non-Equity Incentive Plan Compensation

        We provide non-equity incentive plan compensation to our executives through our annual bonus program. Our annual bonus program is intended to reward our executive officers for achieving corporate performance goals for a fiscal year. For 2019, Dr. Mahanthappa, Dr. Buckler and Dr. Chyung were eligible to earn an annual cash incentive bonus targeted at 50%, 35% and 35%, respectively, of each individual's base salary, with the actual cash incentive bonus determined or recommended by the Compensation Committee based on the achievement of specified corporate goals as determined by our Board of Directors in addition to individual performance.

Long-Term Equity Incentives

        We believe that equity grants align the interests of our executive officers with those of our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. In 2020, our Compensation Committee granted a stock option award subject to time-based vesting to each of our named executive officers employed by the Company at the time of grant based in part on individual performance and achievement of specified corporate goals for fiscal year 2019.

Outstanding Equity Awards at 2019 Fiscal Year End Table

        The following table presents information regarding all outstanding stock options held by each of our named executive officers on December 31, 2019.

			Option Awards
Name and Principal Position	Grant Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price	Option Expiration Date
Nagesh K. Mahanthappa Ph.D.,	12/22/2017		23,540	(1)	310,257	—	—	—	—
President and Chief	2/20/2018	(2)	—		—	91,950	118,222	$5.77	2/20/2028
Executive Officer	5/23/2018	(3)	—		—	55,235	92,060	$14.00	5/23/2028
	1/31/2019	(4)	—		—	32,500	97,500	$15.11	1/31/2029
Yung H. Chyung, M.D.,	12/22/2017		12,922	(6)	170,312	—	—	—	—
Chief Medical Officer	2/20/2018	(2)	—		—	18,389	23,645	$5.77	2/20/2028
	1/31/2019	(4)	—		—	14,000	42,000	$15.11	1/31/2029
Alan J. Buckler, Ph.D.,	12/22/2017		39,413	(7)	519,463	—	—	—	—
Chief Scientific Officer	2/20/2018	(2)	—		—	19,922	25,615	$5.77	2/20/2028
	5/23/2018	(3)	—		—	5,939	9,899	$14.00	5/23/2028
	1/31/2019	(4)	—		—	12,750	38,250	$15.11	1/31/2029
Rhonda M. Chicko, C.P.A,	4/03/2018	(5)	—		—	86,915	—	$7.17	5/10/2020
Chief Financial Officer	5/23/2018	(3)	—			4,752	—	$14.00	5/10/2020
	1/31/2019	(4)	—		—	10,500	—	$15.11	5/10/2020

(1)
Represents an award of 141,221 shares of restricted common stock, which vest in equal monthly installments over a period of four years beginning on August 12, 2016.

(2)
Shares under this option are scheduled to vest in equal quarterly installments for a period of 16 quarters, with the first quarterly amount to vest on May 13, 2018.

(3)
Shares under this option are scheduled to vest in equal quarterly installments for a period of 16 quarters, with the first quarterly amount to vest on August 29, 2018.

(4)
Shares under this option are scheduled to vest in equal quarterly installments for a period of 16 quarters, with the first quarterly amount to vest on March 31, 2019.

(5)
Shares under this option were scheduled to vest 25% on April 3, 2019, with the remainder vesting in equal quarterly installments for a period of 12 quarters, thereafter. Per Ms. Chicko's employment agreement, this award was accelerated and became fully vested upon her departure on September 30, 2019.

(6)
Represents (1) an award of 172,340 shares of restricted common stock which vest as follows: 25% on February 25, 2017 and the remainder vesting in equal quarterly installments for a period of 3 years thereafter, and (2) an award of 34,327 shares of restricted common stock, which vest as follows: 25% on February 25, 2017 and the remainder vesting in equal quarterly installments for a period of 3 years thereafter.

(7)
Represents (1) an award of 157,628 shares of restricted common stock which vest as follows: 25% on November 11, 2017 and the remainder vesting in equal quarterly installments for a period of 3 years thereafter.

Employment arrangements with our named executive officers

Nagesh K. Mahanthappa, Ph.D.

        Dr. Mahanthappa entered into an offer letter with us in October 2012. This offer letter was amended in May 2018, when we entered into a new employment agreement with Dr. Mahanthappa, effective upon the closing of our initial public offering, pursuant to which Dr. Mahanthappa is entitled to receive an annual base salary and target bonus based upon our Board of Directors' assessment of his performance and our attainment of targeted goals as set by our Board of Directors in its sole discretion. Dr. Mahanthappa is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. The new employment agreement provides that, in the event that his employment is terminated by us without "cause" or by him for "good reason," subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 12 months of base salary, payable on our normal payroll cycle if such termination is not in connection with a "change in control," provided, that Dr. Mahanthappa does not breach certain restrictive covenants set forth in his employment agreement, or (y) 18 months if such termination is in connection with a "change in control" within 18 months of such "change in control," plus 1.5 times his annual target bonus he would have been entitled to receive in the fiscal year of such termination and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Dr. Mahanthappa had he remained employed with us for up to (x) 12 months following termination if such termination is not in connection with a "change in control" or (y) 18 months if such termination is in connection with a "change in control". In addition, if within 18 months following a "change in control," Dr. Mahanthappa is terminated by us without "cause" or he resigns for "good reason," all time-based stock options and other time-based stock-based awards held by Dr. Mahanthappa will accelerate and vest immediately.

Yung Chyung, M.D.

        Dr. Chyung entered into an offer letter with us in February 2016. This offer letter was amended in May 2018, when we entered into a new employment agreement with Dr. Chyung, effective upon the closing of our initial public offering, pursuant to which Dr. Chyung is entitled to receive an annual base salary and target bonus based upon our Board of Directors' assessment of his performance and our attainment of targeted goals as set by our Board of Directors in its sole discretion. Dr. Chyung is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. The new employment agreement provides that, in the event that his employment is terminated by us without "cause" or by him for "good reason," subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 9 months of base salary, payable on our normal payroll cycle if such termination is not in connection with a "change in control," provided, that Dr. Chyung does not breach certain restrictive covenants set forth in his employment agreement, or (y) 12 months if such termination is in connection with a "change in control" within 18 months of such "change in control," plus 1.0 times his annual target bonus he would have been entitled to receive in the fiscal year of such termination and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Dr. Chyung had he remained employed with us for up to (x) 9 months following termination if such termination is not in connection with a "change in control" or (y) 12 months if such termination is in connection with a "change in control". In addition, if within 18 months following a "change in control," Dr. Chyung is terminated by us without "cause" or he resigns for "good reason," all time-based stock options and other time-based stock-based awards held by Dr. Chyung will accelerate and vest immediately.

Alan J. Buckler, Ph.D.

        Dr. Buckler entered into an offer letter with us in October 2016. This offer letter was amended in May 2018, when we entered into a new employment agreement with Dr. Buckler, effective upon the closing of our initial public offering, pursuant to which Dr. Buckler is entitled to receive an annual base salary and target bonus based upon our Board of Directors' assessment of his performance and our attainment of targeted goals as set by our Board of Directors in its sole discretion. Dr. Buckler is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. The new employment agreement provides that, in the event that his employment is terminated by us without "cause" or by him for "good reason," subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 9 months of base salary, payable on our normal payroll cycle if such termination is not in connection with a "change in control" or (y) 12 months if such termination is in connection with a "change in control" within 18 months of such "change in control," plus 1.0 times his annual target bonus he would have been entitled to receive in the fiscal year of such termination and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Dr. Buckler had he remained employed with us for up to (x) 9 months following termination if such termination is not in connection with a "change in control" or (y) 12 months if such termination is in connection with a "change in control". In addition, if within 18 months following a "change in control," Dr. Buckler is terminated by us without "cause" or he resigns for "good reason," all time-based stock options and other time-based stock-based awards held by Dr. Buckler will accelerate and vest immediately.

Rhonda M. Chicko

        Ms. Chicko entered into an offer letter with us in March 2018. This offer letter was amended in May 2018, when we entered into a new employment agreement with Ms. Chicko, effective upon the closing of our initial public offering, pursuant to which Ms. Chicko was entitled to receive an annual base salary and an annual target bonus based upon our Board of Directors' assessment of her performance and our attainment of targeted goals as set by our Board of Directors in its sole discretion. Ms. Chicko was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. The new employment agreement provided that, in the event that her employment was terminated by us without "cause" or by her for "good reason," subject to the execution and effectiveness of a separation agreement and release, she would be entitled to receive (i) an amount equal to (x) 9 months of base salary, payable on our normal payroll cycle if such termination is not in connection with a "change in control" or (y) 12 months if such termination was in connection with a "change in control" within 18 months of such "change in control," plus 1.0 times her annual target bonus she would have been entitled to receive in the fiscal year of such termination and (ii) reimbursement of COBRA premiums for health benefit coverage at the coverage level immediately prior to the termination, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Ms. Chicko had she remained employed with us for up to (x) 9 months following termination if such termination was not in connection with a "change in control" or (y) 12 months if such termination was in connection with a "change in control". In addition, if within 18 months following a "change in control," Ms. Chicko was terminated by us without "cause" or she resigns for "good reason," all time-based stock options and other time-based stock-based awards held by Ms. Chicko would accelerate and vest immediately.

        Ms. Chicko's last day of employment with Scholar Rock was on September 30, 2019 ("Departure Date"). For a nine-month period following her Departure Date, Ms. Chicko will receive an amount equal to 9 months of her base salary, payable on the Company's normal payroll cycle, and is eligible to participate in the Company's health, dental and vision plans at the rate employees of the Company would otherwise pay in the same nine-month period. Ms. Chicko was also entitled to receive a one-time payment of her target bonus for 2019 based on her annual base salary for the full year of 2019, multiplied by 35% and multiplied by the percentage achievement by the Company of its corporate objectives in 2019, which was paid at the time the Company customarily pays its annual bonuses. On the Departure Date, Ms. Chicko's unvested new hire option grant to purchase shares of common stock in Scholar Rock Holding Corporation was fully accelerated and became vested. In addition, Ms. Chicko was given 180 days following the Departure Date to exercise any option to purchase shares of Scholar Rock Holding Corporation's common stock (in lieu of the typical 90-day period for exercisability).

Additional Narrative Disclosure

        401(k) Savings Plan.    We maintain the Scholar Rock Holding Corporation 401(k) Plan, a tax-qualified retirement plan for our employees. Our 401(k) plan is intended to qualify under Section 401(k) of the Code so that contributions to our 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from our 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to our 401(k) plan. Starting January 1, 2020, we implemented an employee match program, pursuant to which the Company matches 50% of an employee's contribution to the employee's 401(k) up to 6% of the employee's base salary.

        Health and Welfare Benefits.    All of our full-time employees, including our named executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and long-term disability for all of our employees, including our named executive officers. We also provide all employees, including the named executive officers, with a flexible spending account plan, and paid time off benefits including, vacation, sick time and holidays. We do not sponsor any non-qualified defined benefit plans for any of our employees or executives.

Compensation Risk Assessment

        We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information

        The following table summarizes the Company's equity compensation plan information as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,408,996	$12.60	3,182,384	(2)
Equity compensation plans not approved by security holders	—	$—	—

Total	2,408,996	$12.60	3,182,384

(1)
Includes the Company's 2017 Stock Option and Incentive Plan, 2018 Stock Option and Incentive Plan and 2018 Employee Stock Purchase Plan.

(2)
As of December 31, 2019, a total of 2,684,464 shares of our common stock have been reserved for issuance pursuant to the 2018 Stock Option and Incentive Plan. The 2018 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the Compensation and Management Development Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Stock Option and Incentive Plan and the 2015 Stock Option and Grant Plan will be added back to the shares of common stock available for issuance under the 2018 Stock Option and Incentive Plan. The Company no longer makes grants under the 2017 Stock Option and Incentive Plan. As of December 31, 2019, a total of 497,920 shares of our common stock have been reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan. The 2018 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by the lesser of 353,614 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the Compensation and Management Development Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

        Other than the compensation agreements and other arrangements described under "Executive Compensation" and "Director Compensation" in this proxy statement and the transactions described below, since January 1, 2019, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets at December 31, 2018 and 2019) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Retained Search Agreement

        The Company incurred approximately $275,166 of fees during the year ended December 31, 2019, from arrangements with Pursuit Talent, d/b/a Alioth ("Alioth"), a privately held executive search firm founded in 2018 which specializes in the discovery and placement of employees in the life sciences industry. The Company selected Alioth through a competitive selection process, and based on its expertise, Alioth has completed several new hire retained searches for the Company in 2019. One of our directors, Dr. Nashat, is an investor in and serves on the Board of Directors of Alioth. Dr. Nashat was not involved in the selection of Alioth to provide services to the Company. The Company utilizes multiple search firms and selects each firm competitively for each assignment.

Investor's Rights Agreement

        We are party to an investors' rights agreement, or the rights agreement, with certain of our stockholders, including some related persons. All of the provisions of the rights agreement, with the exception of demand registration rights, short-form registration rights and piggyback registration rights granted to certain holders of common stock, including shares of common stock issued or issuable upon conversion of our convertible preferred stock, terminated in connection with the completion of our initial public offering.

Limitation of Liability and Indemnification of Officers and Directors

        Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

  •
  any breach of their duty of loyalty to our company or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which they derived an improper personal benefit.

        Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

        In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

        We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys' fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person's status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Related Person Transaction Policy

        In May, 2018, our Board of Directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving "related person transactions," which are transactions between us and related persons in which a related person has or will have a direct or indirect material interest and in which the aggregate amount involved exceeds or may be expected to exceed $120,000 annually, subject to certain exceptions. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

        As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

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  the approximate dollar amount involved in the related person transaction;

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  the approximate dollar amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

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  whether the transaction was undertaken in the ordinary course of our business;

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  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the related-party transaction; and

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  any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 30, 2020 by:

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  each of our directors;

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  each of our named executive officers;

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  all of our directors and executive officers as a group; and

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  each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5.0% of our common stock.

        The column entitled "Shares Beneficially Owned" is based on a total of 29,808,174 shares of our common stock outstanding as of March 30, 2020.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 30, 2020 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Scholar Rock Holding Corporation, 620 Memorial Drive, 2nd Floor, Cambridge, Massachusetts 02139.

	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percentage
5% Stockholders:
ARCH Venture Fund VIII, L.P.(2)	2,637,617	8.8%
Invus Public Equities, L.P.(3)	2,546,040	8.5
Polaris Venture Partners VI, L.P.(4)	2,676,311	9.0
FMR LLC(5)	4,451,763	14.9
Redmile Group, LLC(6)	2,940,889	9.9
BB Biotech AG(7)	2,634,466	8.8
Timothy A. Springer, Ph.D.(8)	2,957,422	10.0
Named Executive Officers and Directors:
Nagesh K. Mahanthappa, Ph.D.(9)	862,805	2.9
Yung H. Chyung, M.D.(10)	252,498	*
Alan J. Buckler, Ph.D.(11)	211,785	*
Rhonda M. Chicko, C.P.A.(12)	86,915	*
David Hallal(13)	376,691	1.3
Kristina Burow(14)	2,661,319	8.9
Jeffrey S. Flier, M.D.(15)	70,769	*
Michael Gilman, Ph.D.(16)	70,943	*
Edward H. Myles(17)	15,237	*
Amir Nashat, Sc.D.(18)	2,700,013	9.1
Akshay Vaishnaw, M.D., Ph.D.(19)	17,540	*
All executive officers and directors as a group (12 persons)	7,358,977	24.6%

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Scholar Rock Holding Corporation, 620 Memorial Drive, 2nd Floor, Cambridge, Massachusetts 02139.

(2)
This information is based solely on the information reported on the Schedule 13G filed on February 13, 2020 by Arch Venture Fund VIII, L.P. ARCH Venture Fund VIII is the record owner of 2,637,617 shares of common stock (the "Record Shares") as of December 31, 2019. AVP VIII LP, as the sole general partner of ARCH Venture Fund VIII, may be deemed to beneficially own the Record Shares. AVP VIII LLC, as the sole general partner of AVP VIII LP, may be deemed to beneficially own the Record Shares. As managing directors of AVP VIII LLC, each Managing Director may also be deemed to share the power to direct the disposition and vote of the Record Shares.

(3)
This information is based solely on the information reported on the Schedule 13G/A filed on February 13, 2020 by Invus Public Equities, L.P. ("Invus Public Equities"). As of December 31, 2019, Invus Public Equities directly held 2,546,040 Shares. Invus PE Advisors, as the general partner of Invus Public Equities, controls Invus Public Equities and accordingly may be deemed to beneficially own the Shares held by Invus Public Equities. Artal Treasury, as the managing member of Invus PE Advisors, controls Invus PE Advisors, and accordingly may be deemed to beneficially own the Shares that Invus PE Advisors may be deemed to beneficially own. Artal International, as its Geneva branch is the sole stockholder of Artal Treasury, may be deemed to beneficially own the Shares that Artal Treasury may be deemed to beneficially own. Artal International Management, as the managing partner of Artal International, controls Artal International and, accordingly, may be deemed to beneficially own the Shares that Artal International may be deemed to beneficially own. Artal Group, as the parent company of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the Shares that Artal International Management may be deemed to beneficially own. Westend, as the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the Shares that Artal Group may be deemed to beneficially own. The Stichting, as the parent company of Westend, controls Westend and, accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. Mr. Minne, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own..

(4)
This information is based solely on the information reported on the Schedule 13G filed on February 14, 2019 by Polaris Venture Partners VI, L.P. 2,676,311 of such shares are held of record by PVP VI and 156,395 of such shares are held of record by PVPFF VI. PVM VI, the general partner of each of PVP VI and PVPFF VI, may be deemed to have voting, investment and dispositive power with respect to these securities. David Barrett, Brian Chee, Jonathan A. Flint, Terrance G. McGuire, Amir Nashat, a member of the Issuer's board of directors, and Bryce Youngren are the managing members of PVM VI and may each be deemed to share voting, investment and dispositive power with respect to these securities.

(5)
This information is based solely on the information reported on the Schedule 13G/A filed on February 7, 2020 by FMR LLC.

(6)
This information is based solely on the information reported on the Schedule 13G/A filed on February 14, 2020 by Redmile Group, LLC. Redmile Group, LLC's beneficial ownership of the Issuer's common stock ("Common Stock") is comprised of 2,940,889 shares of Common Stock owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, which shares of Common Stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any.

(7)
This information is based solely on the information reported on the Schedule 13G filed on February 14, 2020 by BB Biotech AG ("BB Biotech") on behalf of its wholly-owned subsidiary, Biotech Target N.V.

(8)
This information is based solely on the information reported on the Schedule 13G/A filed on February 14, 2020 by Timothy A. Springer. Dr. Springer is the beneficial owner of a total of 2,957,422 shares, representing approximately 9.96% of the outstanding shares of common stock and consisting of (i) 2,376,567 shares of common stock held directly and (ii) 580,855 shares of common stock held by TAS Partners LLC ("TAS"). Dr. Springer disclaims beneficial ownership of the shares held by TAS, except to the extent of his pecuniary interest therein.

(9)
Consists of: (i) 620,062 shares of common stock and (ii) 242,743 shares of common stock underlying options exercisable within 60 days of March 30, 2020.

(10)
Consists of: 206,667 shares of common stock and (ii) 45,831 shares of common stock underlying options exercisable within 60 days of March 30, 2020.

(11)
Consists of: (i) 157,628 shares of common stock and (ii) 54,157 shares of common stock underlying options exercisable within 60 days of March 30, 2020.

(12)
Consists of: 86, 915 shares of common stock underlying options exercisable within 60 days of March 30, 2020.

(13)
Consists of: (i) 290,595 shares of common stock and (ii) 86,096 shares of common stock underlying options exercisable within 60 days of March 30, 2020.

(14)
Consists of: (i) the shares described in footnote (2) above and (ii) 23,702 shares of common stock underlying options exercisable within 60 days of March 30, 2020. Kristina Burow, one of our directors, is a managing director at ARCH Venture Partners. Ms. Burow owns an interest in ARCH Partners VIII but does not have voting or investment control over the shares held by the fund, and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the fund is 8755 West Higgins Road, Suite 1025, Chicago, Illinois 60631.

(15)
Consists of: (i) 43,785 shares of common stock and (ii) 26,984 shares of common stock underlying options exercisable within 60 days of March 30, 2020.

(16)
Consists of: (i) 43,959 shares of common stock and (ii) 26,984 shares of common stock underlying options exercisable within 60 days of March 30, 2020.

(17)
Consists of: 15,237 shares of common stock underlying options exercisable within 60 days of March 30, 2020.

(18)
Consists of: (i) the shares described in footnote (4) above and (ii) 23,702 shares of common stock underlying options exercisable within 60 days of March 30, 2020. Dr. Nashat is a partner at Polaris Venture Partners VI, L.P. and shares voting and investment control with respect to these shares. Dr. Nashat disclaims beneficial ownership of all shares held by Polaris Venture Partners VI, L.P. except to the extent of any pecuniary interest therein.

(19)
Consists of: (i) 9,455 shares of common stock and (ii) 8,085 shares of common stock underlying options exercisable within 60 days of March 30, 2020.

DELINQUENT SECTION 16(A) REPORTS

        Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

        To our knowledge, based solely on a review of the copies of such reports furnished to us, or written representation that no other reports were required, we believe that for the year ended December 31, 2019, all required reports were filed on a timely basis under Section 16(a) of the Exchange Act, except that Erin Moore filed one late Form 4 for a transaction that occurred on December 17, 2019 that was filed on December 20, 2019 due to an administrative error.

 REPORT OF THE AUDIT COMMITTEE

        The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Scholar Rock's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Scholar Rock's independent registered public accounting firm, (3) the performance of Scholar Rock's internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.

        Management is responsible for the preparation of Scholar Rock's financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Scholar Rock's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Scholar Rock for the fiscal year ended December 31, 2019. The audit committee also discussed with the independent registered public accounting firm the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Scholar Rock be included in Scholar Rock's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SCHOLAR ROCK HOLDING CORPORATION
Edward H. Myles Michael Gilman Amir Nashat

April 23, 2020

 HOUSEHOLDING

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Scholar Rock Holding Corporation, 620 Memorial Drive, 2nd Floor, Cambridge, Massachusetts 02139 Attention: Corporate Secretary, telephone (857) 259-3860. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 24, 2020. However, if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Scholar Rock Holding Corporation, 620 Memorial Drive, 2nd Floor, Cambridge, Massachusetts 02139 Attention: Corporate Secretary.

        If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder's intention to bring such business before the meeting.

        The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2021 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than January 30, 2021 and no later than March 1, 2021. Stockholder proposals and the required notice should be addressed to Scholar Rock Holding Corporation, 620 Memorial Drive, 2nd Floor, Cambridge, Massachusetts 02139 Attention: Corporate Secretary.

OTHER MATTERS

        Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

VOTE BY INTERNET - www.proxyvote.com Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 28, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SCHOLAR ROCK HOLDING CORPORATION 620 MEMORIAL DRIVE 2ND FOOR CAMBRIDGE, MA 02139 During The Meeting - Go to www.virtualshareholdermeeting.com/SRRK2020 You may attend the meeting via the Internet and vote during the meeting. Have your 16-digit control number available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 28, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR each of the following director nominees: nominee(s) on the line below. 0 0 0 1. To elect three Class II Directors, each to serve until the 2023 annual meeting of stockholders and until his or her successor has been duly elected and qualified. Nominees 01. David Hallal 02. Kristina Burow 03. Michael Gilman, Ph.D. The Board of Directors recommends you vote FOR proposal 2: 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: Other business may come before the annual meeting and any other adjournments or postponements thereof. You may attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/SRRK2020 and vote during the meeting. Have your 16-digit control number available and follow the instructions. ForAgainst Abstain 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000464611_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com SCHOLAR ROCK HOLDING CORPORATION Annual Meeting of Stockholders May 29, 2020 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Nagesh K. Mahanthappa, Erin Moore, and Junlin Ho, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SCHOLAR ROCK HOLDING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held by virtual-only meeting at 9:00 AM, Eastern Daylight Time on May 29, 2020 via a live webcast at www.virtualshareholdermeeting.com/SRRK2020, and any adjournments or postponements thereof. The stockholder(s) acknowledges receipt from the Company prior to the execution of the proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, and revokes any proxy heretofore given with respect to the annual meeting. THE VOTES ENTITLED TO BE CAST BY THE STOCKHOLDER(S) WILL BE CAST AS INTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. The votes entitled to be cast by the stockholder(s) will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the annual meeting to another time and/or place, that may properly come before the annual meeting or adjournment or postponement thereof. Continued and to be signed on reverse side 0000464611_2 R1.0.1.18